SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2005

INYX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-83152	75-2870720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Third Avenue, 40th Floor, New York, NY 10022
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 8, 2005, Registrant entered into six Agreements with King Pharmaceuticals, Inc. (NYSE: KG) comprising a strategic collaboration relating to the manufacturing, marketing and promotion of King’s products Intal® (cromolyn sodium) and Tilade® (nedocromil sodium), collectively the “King Products”, that are inhaled non-steroidal anti-inflammatory agents for the treatment of asthma. The collaboration will also include the Registrant’s assistance in the development of a new formulation of Intal® utilizing chlorofluorocarbon (CFC)-free hydrofluoroalkane (HFA) as a propellant. The collaborative arrangement is for a period of ten years and is established in a territory consisting of the United States, Puerto Rico and Canada.

The Agreements and their principal provisions consist of:

(i) A Collaboration Agreement - provides for (a) the overall framework for the 10-year collaboration between the parties, including a management and committee structure, (an “Alliance Management Committee” or “AMC” consisting of three members from each party) which will plan, administer, and monitor the activities of the parties under the Collaboration Program, (b) methods of resolving disputes, (c) procedures for formulation of annual marketing and budget plans, cost and profit sharing, (d) the licensing of King’s intellectual property rights in relation to the King Products, and (e) responsibilities for regulatory matters and recordkeeping.

(ii) A Manufacturing and Supply Agreement - consists of 10-year exclusive agreement for the Registrant to manufacture at its Puerto Rico facility and sell to King finished product forms of Intal CFC Inhalers, Intal HFA Formulation Products, Tilade CFC Inhalers and potential additional new respiratory products that may be agreed between the parties.

(iii) A Technical Transfer Agreement - provides for the transfer of technical know-how and standard operating and manufacturing, packaging and testing procedures to enable the Registrant to begin full-scale production of the CFC products at its Puerto Rico manufacturing facility, and for progress payments to the Registrant from King upon achieving certain milestones.

(iv) A Marketing and Promotion Agreement - outlines the terms under which the parties will jointly market and promote the King Products in the territory, including the creation by the Registrant of a sales force targeting the specialist physician field, budgeting and cost sharing.

(v) A Development Agreement - provides for Registrant to develop a CFC-free version of Intal for sale in the territory, preferential rights for King on other new product formulations developed by the Registrant, and progress payments to Registrant upon achieving certain milestones.

(vi) A Pharmaceutical Quality Agreement- establishes policies and procedures to insure the application of current good manufacturing practice (cGMP) in the production of the King Products.

Each of these Agreements determined to be material will be filed with Registrant’s next Form 10-Q Quarterly Report.

Item 7.01 Regulation FD Disclosure

Also, on September 8, 2005, Registrant issued a press release announcing the strategic alliance. Such press release is contained in Exhibit 99.1 hereto, which is being furnished, and shall not be deemed to be “filed”, with the SEC. Such exhibit shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01.  Financial Exhibits, Pro Forma Financial Information and Exhibits.

Exhibits

99.1 Press Release regarding the 10-year co-marketing and promotion collaboration for King’s Intal® and Tilade® respiratory products and a 10-year manufacturing and supply contract relating to the same products.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INYX, INC.

Dated: September 14, 2005	By:	/s/ Jack Kachkar
Dr. Jack Kachkar
Chairman and CEO

INDEX TO EXHIBITS

99.1 Press Release regarding the 10-year co-marketing and promotion collaboration for King’s Intal® and Tilade® respiratory products and a 10-year manufacturing and supply contract relating to the same products.